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                                                                Exhibit 10(ff)

                          KV PHARMACEUTICAL COMPANY
                      AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS AMENDMENT ("Amendment") is entered into effective March 23,
                                                                 ---------
2008, between RONALD J. KANTERMAN ("Employee") and KV PHARMACEUTICAL COMPANY,
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a Delaware corporation ("KV").

          WHEREAS KV and Employee have entered into that certain KV Pharmaceutical Company Employment and Confidential Information Agreement dated January 26, 2004 (the "Employment Agreement");

          WHEREAS KV and Employee desire to make certain changes and additions to Employment Agreement as provided herein;

          NOW THEREFORE, in consideration of Employee's employment or continued employment by KV and other valuable consideration, the receipt and sufficiency of which are acknowledged, KV and Employee agrees as follows:

          1. Paragraph 2 of the Employment Agreement regarding "Nature of Employment" is hereby amended to specify the position of Chief Financial
                                                         ---------------
Officer.
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          2.   Paragraph 3 of the Employment Agreement regarding "Compensation"
is hereby amended to specify a base salary of Three Hundred Thirty Thousand
                                              -----------------------------
Dollars ($330,000) effective March 23, 2008.
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          3.   Paragraph 4 of the Employment Agreement regarding "Term" is hereby amended in its entirety to read as follows:

               4. TERM. This Agreement shall be effective as of the date first set forth above and continue until March 31, 2013, unless terminated
                                        --------------
     sooner in accordance with Paragraph 5 of this Agreement. If not terminated sooner under Paragraph 5 hereof, this Agreement shall automatically renew for successive twelve (12) month periods unless and until either party terminates this Agreement pursuant to the provisions of Paragraph 5. Termination of this Agreement by either party, for any reason, shall in no matter affect the covenants contained in Paragraphs 6-11 of this Agreement.

          4. Paragraph 5 of the Employment Agreement regarding "Termination" is hereby amended in its entirety to read as follows:

          5.   TERMINATION.

          (A) VOLUNTARY. Employee may terminate this Agreement at the end of the initial term for any reason, by notifying KV in writing three (3) calendar months prior to the end of the initial term. After completion of the initial term, Employee may terminate this Agreement by providing 120 calendar days notice to KV. In either such events written notice shall be directed to KV's Vice President, Staffing. In the event of such voluntary termination at the end of the initial term, Employee agrees to remain on the job

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     for the balance of the term and for three (3) additional months after the end of the initial term and at all times faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that have been required of him prior to Employee's notice of termination, all to the reasonable satisfaction of KV.

          Employee agrees that he will remain actively at work, as described above and will continue to be compensated at his normal rate, during the entire six (6) month notice, unless he is released from all responsibilities prior to the end of the notice period, by the Chief Executive Officer of KV, in which case, his compensation shall be discontinued. Because of the nature of the position and the business, Employee agrees that if he should fail to fully comply with the notice required by this subsection, and if he should fail to fully comply with the requirement to remain on the job and faithfully and to the best of his ability perform all of his duties, KV will incur damages as a direct result and that the amount of said damages will be difficult to ascertain. Accordingly, specific performance will be required unless KV releases Employee from these obligations.

          In the event Employee terminates this Agreement upon 120 days calendar notice after completion of the initial term, KV, in its sole discretion, shall determine whether Employee shall continue to be employed during the notice period. If KV, in its sole discretion, determines Employee's services are not required during the notice, no salary continuation shall be provided during any part of the 120 day notice period not worked by Employee.

          If Employee decides to terminate his employment with KV, Employee shall disclose Employee's decision to terminate to the Vice President, Staffing of KV and shall not disclose such information to any other party (except for a subsequent employer of Employee who has agreed to keep such information confidential until KV has announced Employee's termination) until such time as the Vice President, Staffing of KV determines how and when to announce Employee's termination.

          (B) INVOLUNTARY. In the event of involuntary termination by KV, except termination for cause, KV shall provide Employee with severance pay of no less than one-half of the Employee's annual base salary, then in effect under Paragraph 3 of this Agreement, less usual withholdings. This severance package shall be paid in six (6) equal monthly installments, each payment to be made on the last day of each of the six
     (6) calendar months following the last day worked. In addition, KV shall provide Employee, at KV's expense, with medical, disability and life insurance coverage and all other insurance coverage of the same or similar types, and in the same or similar amounts as KV is providing to Employee immediately prior to the last day worked. This continuation of insurance coverage shall cease the earlier of six (6) months after the last date worked or at such time as Employee obtains other full-time, non-temporary employment which provides comparable coverage. In addition, as of the last date worked unless Employee is involuntarily terminated for cause, those stock options which are vested and exercisable by Employee shall remain exercisable until the earlier of six (6) months following the last date worked or at such time as Employee obtains other full-time, non-temporary employment.

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          In consideration of the severance pay provided under this paragraph, in the event of the cancellation, termination or expiration of the Employment Agreement for any reason, Employee agrees to provide reasonable and necessary services to assist KV in transition of responsibilities and ongoing continuity of his job function unless KV does not request such services.

          KV may terminate this Agreement for cause and in such event Employee shall not be entitled to any severance pay or benefits set forth in Paragraph 5(B). The term "for cause" as used herein shall mean (i) commission of a dishonest or criminal act in respect of Employee's employment or conviction of a felony, or (ii) breach of trust or gross negligence, or (iii) willful refusal to perform duties imposed by this Agreement which are legal and not improper, or (iv) Employee's violation of Paragraph 6, 8, 9 or 10 of this Agreement, or (v) the continuing neglect or failure of Employee to perform the duties reasonably assigned to Employee by KV and after notice from KV of such neglect or failure, Employee's failure to cure such neglect or failure. Any termination of this agreement by KV shall be effective only upon providing Employee with written notice and advising Employee as to whether his termination is for cause.

          Employee acknowledges that the duties and obligations of Paragraphs 7, 9, 10, 11 and 12 shall survive the termination of his employment.

          In the event Employee is involuntarily terminated by KV for reasons other than for cause, employee will receive the severance pay and benefits set forth in Paragraph 5(B) unless employee is determined by KV, in its sole discretion, to have engaged in conduct harmful to KV after his termination, in which case KV's obligation to provide the aforesaid severance pay and benefits shall cease. In addition, KV's decision to discontinue Employee's services following Employee's notice of voluntary termination under paragraph 5(A), above, shall not be considered an involuntary termination and shall not trigger any severance pay obligations.

     Any payments or benefits made or provided pursuant to this Agreement are subject to Executive's:

          (i) compliance with the provisions of the KV Pharmaceutical Company Employment and Confidential Information Agreement dated January 26, 2004;

          (ii) delivery to the Company of an executed full and complete Release, on a form then acceptable to the Company, with such terms as needed under then applicable law to give full effect to its intent and purpose; notwithstanding the due date of any post-employment payments, any amounts due under this Agreement shall not be due until after the expiration of any revocation period applicable to the Release; and

          (iii) delivery to the Company of a resignation from all offices, directorships and fiduciary positions with the Company, its affiliates and employee benefit plans.


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          6.   The following new Sections 22 and 23 are hereby added to the end of the Employment Agreement:

               (22) NOTICE. Any notice given by either party hereunder shall be in writing and shall be personally delivered or shall be mailed, Express, certified or registered mail, or sent by a generally recognized next business day courier, postage or other charges prepaid, as follows:

               To KV:

                    KV Pharmaceutical Company
                    2503 South Hanley Road
                    St. Louis, Missouri 63144
                    Attention: Vice President, Staffing

               To Employee:

                    At his address as set forth on the payroll records of KV,

     or to such other address as may have been furnished to the other party by written notice. Notice shall be deemed given on the date personally delivered, or if sent by Express Mail or next business day courier on the business day following the date sent, or if otherwise mailed, two (2) calendar days after the date postmarked.

               (23) Continuation of Other Provisions of Employment Agreement. The paragraphs of the Employment Agreement which have not been amended by this Amendment shall remain in full force and effect.

          IN WITNESS WHEREOF, Employee and KV have executed this Amendment on the day and year first written above.


                                       "EMPLOYEE"


                                               /s/ Ronald J. Kanterman
                                       -----------------------------------------
                                       RONALD J. KANTERMAN


                                       "KV"
                                       KV PHARMACEUTICAL COMPANY


                                       By:        /s/ Gregory S. Bentley
                                          --------------------------------------
                                          GREGORY S. BENTLEY
                                          Senior Vice President, General Counsel


Witness:  /s/ Shelly A. Smugala
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Date:
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